STATE of DELAWARE
CERTIFICATE  of INCORPORATION
A STOCK CORPORATION

State of Delaware Secretary of State Division of Corporations
Delivered 12:22 PM 05102/2016
FILED 12:22 PM 05102/2016
SR 20162717314  - File Number 6031262

ARTICLE I.
The name of this Corporation is BOFAT INVESTMENTS INC.
ARTICLE II.
Its registered office in the State of Delaware is to be located at 2035 Sunset Lake Rd, Suite
B-2, Newark, DE 19702. The county of the registered office is New Castle. The registered agent in charge thereof is LEGALINC CORPORATE SERVICES INC.
ARTICLE III.
The total number of shares of common stock that the corporation shall be authorized to issue is 75,000,000 at $0.00001 par value.
ARTICLE IV.
The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
ARTICLE V.
The name and mailing address of the incorporator is Marsha Siha at 17350 State Hwy 249
#220, Houston TX 77064.
ARTICLE VI.
The name and address of each initial director of the corporation is:
OLUKAYODE JINADU - 6740 Greenbriar Curve,, Shakopee, MN 55379
I, the Undersigned, for the purpose of forming a corporation under the laws of the State of
Delaware, do make, file and record this Certificate, and do certify that the facts herein stated
are true, and I have accordingly hereunto set my hand and executed this Certificate of
Incorporation on the date below.
Dated: May 2nd, 2016

         STATE of Delaware
STATEMENT  of the INCORPORATOR
A  STOCK/PROFIT  CORPORATION

The undersigned, the lncorporator of BOFAT INVESTMENTS INC., who signed and filed its Articles of
Incorporation (or similar organizing document) with the Delaware Secretary of State (or other appropriate state office), appoints the following individuals to serve as directors of the corporation, who shall serve as directors until the first meeting of shareholders for the election of directors and until their successors are elected and agree to serve on the board:
Name and address of each initial director:
OLUKAYODE JINADU
6740 GREENBRIAR CURVE,
SHAKOPEE, MN 55379

Dated: May 3rd, 2016

Marsha Siha, lncorporator